pebblebrook HOTEL TRUST

embassy suites san diego bay

san diego, california

Property Information:

Acquisition Price:	$112.5M ($334k per room)
Location:	San Diego Bay/Downtown, San Diego, CA
Acquired:	January 29, 2013
Rooms:	337
Type:	Full-Service
Built / Renovated / Rooms Renovated	1988 / 2006 / 2012

Property Highlights:

- 337 suites situated in a 12-story atrium setting and offering bay or city views
- Standard suite amenities include 37 or 42-inch flat screen high-definition televisions, microwave, mini refrigerator, coffee maker, dining table and chairs, sofa bed and high-speed wireless Internet access.
- 5,000 sq. ft. of meeting space, including the 2,032 sq. ft. Monterey Ballroom
- PFC Bar & Grill serves fresh seafood and offers a wide selection of spirits, wine and beer
- Valet parking available in a three-level parking garage, which includes 222 parking spaces
- Indoor heated swimming pool and whirlpool
- 3,411 sq. ft. of leased retail space located on the ground floor

Market Highlights:

Market Overview:

- San Diego tourism benefits from year-round favorable weather and is centered around leisure, recreational, historical and cultural attractions
- The City of San Diego has approved an expansion of the San Diego Convention Center, which will increase the size of the facilities by ~30%
- The San Diego region continues to undergo a dynamic transformation from a military and defense based economy to an economy propelled by bio-technology, education and hi-tech industries competing in the international marketplace
- Consistent demand growth, with a compounded annual growth rate of 2.9% over the past 25 years.
- San Diego is the eighth-largest city in the United States and the second-largest city in California.


lobby

Demand Generators:

- Tourism
  - *Gaslamp Quarter*
  - *Balboa Park*
  - *San Diego Zoo*
  - *PETCO Park*
  - *Sea World*
  - *Mission Bay Park*
  - *LEGOLAND*
  - *Qualcomm Park*
  - *Westfield Horton Plaza*
  - *San Diego Wild Animal Park*
  - *Torrey Pines Golf Courses*
- San Diego Convention Center
- Port of San Diego
- Two professional sports teams
- Biotechnology – Third-strongest biotech industry in the country
- San Diego has a diversified workforce spanning a number of different industries:
  - *Wireless/Cellular*
  - *Software*
  - *Biotechnology*
  - *Education*
  - *Military*
  - *Healthcare*

Downtown San Diego Sub-Market Operating Performance


ADR
RevPAR
Occupancy
2000-2012 ADR CAGR: (1.7%)
2000-2012 RevPAR CAGR: (1.8%)
$185
$165
$145
$125
$105
$85
80%
75%
70%
65%
60%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Valuation and Performance:

Estimated Discount to Replacement Cost:	20%
2012 Occupancy:	83%
2012 ADR:	$198
2013F Cap Rate (Projected EBITDA)[1]:	7.6% - 8.0%
2013F Cap Rate (Projected NOI)[1] :	6.7% - 7.1%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA"). Projected NOI and EBITDA are both before an expected $1.0 million renovation impact.


exterior


Indoor pool

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Embassy Suites San Diego Bay - Downtown	★	***337***	***1988***
San Diego Marriott Marquis and Marina	1	1,360	1984
Westin San Diego	2	436	1991
Grand Hyatt Manchester San Diego	3	1,625	1992
Westin Gaslamp Quarter San Diego *(Owned by PEB)*	4	450	1987
Sheraton Hotel Suites San Diego at Symphony Hall	5	264	1990
Hilton San Diego Gaslamp Quarter	6	283	2000
Total (including the Embassy Suites)		**4,755**	


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W Broadway
W Market St

Investment Highlights:

Strengths

- Strong, consistent growth in hotel demand
- Top convention destination
- High barrier to entry market
- Excellent downtown San Diego location
- Diverse demand generators
- RevPAR leader
- All-suite product; strong leisure penetration
- Significant discount to replacement cost

Opportunities

- Increased RevPAR penetration from recent $3.5M rooms renovation
- Planned ~400,000 sq.ft. expansion of convention center
- New hotel management
- Improved cash flow through best practices and Pebblebrook asset management